Exhibit 10.01

Amendment No. 1
to
Share Transfer and Note Cancellation Agreement
This Amendment No. 1 to Share Transfer and Note Cancellation Agreement (this “Amendment”) is made as of the date set forth on the signature page hereto by and between ACM Research, Inc. (“ACM”) and Shengxin (Shanghai) Management Consulting Limited Partnership (“SMC,” and together with ACM, the “Parties”), with respect to their Share Transfer and Note Cancellation Agreement dated as of April 30, 2020 (the “Agreement”). Capitalized terms defined in the Agreement but not in this Amendment are used herein with the respective meanings ascribed to them in the Agreement.

Recitals
A.       Pursuant to Section 1.1 of the Agreement, SMC assigned and surrendered the Remaining Warrant Shares, which consisted of 242,681 shares of Class A Common Stock, to ACM for consideration to be determined as described in the Agreement.

B.      ACM wishes to deliver, and SMC wishes to accept, the Alternative A Consideration, as set forth in Section 1.2(a) of the Agreement and as otherwise set forth below, in full satisfaction and payment for the Remaining Warrant Shares surrendered to ACM in accordance with Section 1.1 of the Agreement.
In consideration of the mutual covenants and agreements set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.       Consideration for Remaining Warrant Shares.

1.1    Cancellation of SMC Note. Effective as of the execution and delivery of this Amendment, ACM hereby cancels the SMC Note, with the intention and purpose of irrevocably and unconditionally releasing and forever discharging SMC of and from any and all rights, obligations, promises, agreements, debts, losses, controversies, claims, causes of action, liabilities, damages and expenses of any nature whatsoever, whether known or unknown and whether asserted or unasserted, that ACM ever had or may have against SMC arising under the SMC Note. ACM shall mark the original, executed copy of the SMC Note by writing or stamping the word “CANCELED” on each page thereof and shall promptly send such marked copy to SMC by personal delivery in accordance with Section 5.6 of the Agreement.

1.2    Issuance of Warrant. Contemporaneously with the execution and delivery of this Agreement, ACM is executing, and delivering to SMC, a warrant in the form of Exhibit A to this Amendment (the “New Warrant”) to purchase, at a purchase price per share of US$7.50, the New Warrant Shares, which shall consist of the 242,681 shares of Class A Common Stock formerly comprising the Remaining Warrant Shares and which have been held by ACM as treasury stock following the surrender of the Remaining Warrant Shares pursuant to Section 1.1 of the Agreement. The Warrant provides, among other things, that any exercise of the Warrant by SMC at any time shall be subject to all Regulatory Approvals.

1.3    Amendment of Registration Rights Agreement. Contemporaneously with the execution and delivery of this Agreement, ACM and SMC are entering into an Adoption Agreement in the form of Exhibit B (the “Adoption Agreement”), which will amend the Registration Rights Agreement in order to grant to SMC certain incidental, or piggyback, rights to offer and sell any or all of the New Warrant Shares pursuant to a registration statement filed under the Securities Act.

2.      Economic Effects. It is the intention of the Parties that the delivery of the Alternative A Consideration, as set forth in Section 1, as of the date hereof shall, to the maximum extent feasible and permitted by law, shall have the economic effects as if such Alternative A Consideration had been delivered contemporaneously with SMC’s assignment and surrender of the Remaining Warrant Shares on April 30, 2020. Without limiting the foregoing, notwithstanding any provision of the SMC Note, no interest shall be deemed to have accrued after April 30, 2020 with respect to any principal of or interest on the SMC Note.

3.       Representations and Warranties of ACM. ACM represents and warrants to SMC as follows:

3.1      SMC Note. Immediately prior to the execution and delivery of this Agreement, ACM was the sole owner and holder of the SMC Note and held beneficial and legal title to the SMC Note free and clear of any and all liens or other encumbrances.

3.2    Authorization. All corporate action required to be taken to authorize ACM to enter into and perform this Amendment, including the cancelation of the SMC Note and the execution and delivery of the New Warrant and the Adoption Agreement, the issuance has been taken.

3.3    Binding Obligation. Each of this Amendment, the New Warrant and the Adoption Agreement constitutes a valid and legally binding obligation of ACM, enforceable against ACM in accordance with its terms except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.4    Valid Issuance of Class A Common Stock. The New Warrant Shares, if and when issued, sold and delivered in accordance with the terms and for the consideration set forth in the New Warrant, will be validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions on transfer under this Amendment and applicable U.S. federal and state securities laws.

3.5    Governmental Consents and Filings. Except as required by the Required Approvals (including all applicable U.S. federal and state securities laws), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any national, provincial or local governmental authority of any jurisdiction is required to be obtained by ACM in connection with the consummation of the transactions contemplated by this Amendment.

3.6     Compliance with Other Instruments. ACM’s execution, delivery and performance of this Amendment, the New Warrant and the Adoption Agreement will not result in (a) any violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, default, (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or, to its knowledge, of any provision of any statute, rule or regulation applicable to ACM, the violation of which would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or operating results of ACM or (b) an event that results in the creation of any lien, charge or encumbrance upon any assets of ACM or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to ACM.

4.        Representations and Warranties of SMC. SMC represents and warrants to ACM as follows:

4.1     Authorization. All corporate action required to be taken to authorize SMC to enter into and perform this Amendment has been taken.

4.2    Binding Obligation. This Amendment constitutes a valid and legally binding obligation of SMC, enforceable against SMC in accordance with its terms except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3    Governmental Consents and Filings. Except as required by the Required Approvals, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any national, provincial or local governmental authority of any jurisdiction is required to be obtained by SMC in connection with the consummation of the transactions contemplated by this Amendment.

4.4     Compliance with Other Instruments. SMC’s execution, delivery and performance of this Amendment and the Adoption Agreement will not result in (a) any violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, default, (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv)under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or, to its knowledge, of any provision of any statute, rule or regulation applicable to SMC, the violation of which would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or operating results of SMC or (b) an event that results in the creation of any lien, charge or encumbrance upon any assets of SMC or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to SMC.

4.5    Purchase Entirely for Own Account. SMC is acquiring the New Warrant, and shall acquire (if and when acquired) the New Warrant Shares, for investment for its own account, not as a nominee or agent and not with a view to the resale or distribution of any interest in the New Warrant or the New Warrant Shares. SMC has no present intention of selling, granting any participation in or otherwise distributing any interest in the New Warrant or the New Warrant Shares. SMC does not presently have any contract, undertaking, agreement or arrangement with any individual or entity to sell, transfer or grant participations to either such individual or entity or any third party, with respect to the New Warrant or the New Warrant Shares, as applicable.

4.6    Disclosure of Information. SMC has had an opportunity to discuss with ACM’s management the business, management and financial affairs of ACM and ACM Shanghai and the terms and conditions of the offering of the New Warrant and SMC has had an opportunity to review ACM Shanghai’s facilities. The foregoing, however, does not limit or modify the representations and warranties of ACM in Section 2 or the right of SMC to rely thereon.

4.7     Restricted Securities. SMC understands the New Warrant has not been and will not be registered under the Securities Act and, if and when issued, the New Warrant Shares will not have been, and will not be, registered under the Securities Act, in each case by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of SMC’s representations as expressed in this Amendment. SMC understands that the New Warrant and, if and when issued, the New Warrant Shares shall constitute “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to those laws, SMC must hold the Warrant and the New Warrant Shares, as applicable, indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available, including a transfer outside of the United States in an offshore transaction in compliance with Rule 904 under the Securities Act (if applicable). SMC acknowledges that ACM has no obligation to register or qualify for resale the New Warrant or the New Warrant Shares, except as contemplated by the Registration Rights Agreement with respect to the New Warrant Shares, pursuant to the Adoption Agreement. SMC further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including the time and manner of sale, the holding period for the New Warrant or the New Warrant Shares, as applicable, and on requirements relating to ACM that are outside of SMC’s control and that ACM is under no obligation, and may not be able, to satisfy.

4.8     Legends. SMC understands that the New Warrant and, if and when issued, the New Warrant Shares, which will be held in book-entry form, may be notated with restrictive legends as ACM and its counsel deem necessary or advisable under applicable law or pursuant to this Amendment or the New Warrant, including a legend substantially to the following effect:

“THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION OF THE U.S. SECURITIES ACT OF 1933.”
4.9    Investor Status. SMC is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and is not a U.S. person as defined in Regulation S under the Securities Act. SMC understands and confirms that the New Warrant has not been, and the New Warrant Shares will not be, offered or sold within the United States as defined under the Securities Act. At the time of the origination of discussion regarding the offer and sale of the New Warrant and the date of the execution and delivery of this Amendment, SMC was at all times outside of the United States. SMC has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to receive the New Warrant or the New Warrant Shares, as applicable, or any use of this Amendment, including (a) the legal requirements within its jurisdiction for the purchase of the New Warrant or the New Warrant Shares, as applicable, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the New Warrant or the New Warrant Shares, as applicable, and (e) SMC’s receipt and continued beneficial ownership of the New Warrant or the New Warrant Shares, as applicable, will not violate any applicable securities or other laws of SMC’s jurisdiction.

5.        Miscellaneous.

5.1    Survival. Unless otherwise set forth in this Amendment, the representations and warranties of each Party contained in this Amendment shall survive the execution and delivery of this Amendment and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the other Party.

5.2    Successors and Assigns. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Amendment, express or implied, is intended to confer upon any party other than the Parties to this Amendment or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Amendment, except as expressly provided in this Amendment.

5.3    Governing Law. This Amendment and any controversy arising out of or relating to this Amendment shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

5.4    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.5     Interpretation. For purposes of this Amendment:

(a)	headings used in this Amendment are for convenience of reference only and shall not, for any purpose, be deemed a part of this Amendment;

(b)	references to a Section or Subsection refer to a Section or Subsection of this Amendment, unless specified otherwise;

(c)	the words “include” and “including” shall not be construed so as to exclude any other thing not referred to or described;

(d)	the word “or” is not exclusive;

(e)	the definition given for any term shall apply equally to both the singular and plural forms of the term defined;

(f)
unless the context otherwise requires otherwise, references (i) to an agreement, instrument or other document (including this Amendment) mean such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (ii) to a statute mean such statute as amended from time to time and include any successor legislation thereto and any rules and regulations promulgated thereunder; and

(g)	this Amendment shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

5.6     Notices. All notices and other communications given or made pursuant to this Amendment shall be in writing and shall be deemed effectively given upon the earlier of (a) personal delivery to, or other actual receipt by, the Party to be notified and (b) when sent, if sent by electronic mail during normal business hours of the recipient, or, if not sent during the recipient’s normal business hours, then on the recipient’s next business day. All communications shall be sent to the respective Parties at their addresses or e-mail addresses as set forth on the signature page, or to such address or e-mail address as subsequently modified by written notice given in accordance with this Subsection 5.6. If notice is given to ACM, a copy shall also be sent to Mark L. Johnson at K&L Gates LLP, State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02111.

5.7    Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Amendment, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such Party may be entitled.

5.8    Amendments. Any term of this Amendment may be amended or terminated only with the written consent of the Parties.

5.9    Severability. In case any one or more of the provisions contained in this Amendment is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Amendment, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

5.10  Entire Agreement. The Agreement, as amended by this Amendment, together with the New Warrant and the Adoption Agreement, constitute the full and entire understanding and agreement between the Parties with respect to the subject matter of this Amendment, and any other written or oral agreement relating to the subject matter of this Amendment existing between the Parties is expressly canceled.

5.11   Dispute Resolution.

(a)      The Parties (a) irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the U.S. District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Amendment, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Amendment except in the state courts of Delaware or the U.S. District Court for the District of Delaware, and (c) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Amendment or the subject matter of this Amendment may not be enforced in or by such court.

(b)      Waiver of Jury Trial: Each Party waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Amendment or the subject matter of this Amendment. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims (including negligence), breach of duty claims, and all other common law and statutory claims. This Subsection 5.11(b) has been fully discussed by each of the Parties and these provisions will not be subject to any exceptions. Each Party further warrants and represents that it has reviewed this waiver with its legal counsel, and that such Party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

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In Witness Whereof, the Parties have executed this Amendment as of July 29, 2020.
ACM Research, Inc.

By:	/s/ Hui Wang
Name: Hui Wang
Title: CEO

Address:	42307 Osgood Road, Suite I
Fremont, CA 94539
United States of America

Shengxin (Shanghai) Management
Consulting Limited Partnership

By:	/s/ Steven Huang
Name:
Title:

Address:	Rm. 210-32, 2nd Fl. Building 1
38 Debao Rd.
Pilot Free Trade Zone
Shanghai, China